UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 22, 2015 (May 18, 2015)

ATLANTIC AMERICAN CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(404) 266-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, three members of the Board of Directors (the “Board”) of Atlantic American Corporation (the “Company”) are scheduled to retire at the Company’s 2015 annual meeting of shareholders when their respective terms expire. The Company has now been advised by Edward E. Elson, age 81 and who was first elected to the Board in 1986, and Samuel E. Hudgins, age 85 and who has served on the Board since 1986, that they have each resigned from the Board, effective May 18, 2015.

In connection with such resignations, the Board expects to appoint Joseph M. Scheerer, a member of the Board, to the Audit Committee of the Board and further expects that it will appoint Keehln Wheeler, who will be a nominee for election to the Board at the Company’s 2015 annual meeting of shareholders, to the Audit Committee upon his election to the Board.

Copies of the resignation letters received from each of Messrs. Elson and Hudgins in connection with their respective resignations are attached hereto as Exhibit 99.1 and incorporated by reference herein. The Company disagrees with a number of statements contained in the letter from Mr. Hudgins.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Resignation letters from directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.
President and Chief Executive Officer

Date: May 22, 2015

EXHIBIT LIST

Number	Exhibit

99.1	Resignation letters from directors

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